UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2026

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Centre Street S.E.

Calgary, Alberta, Canada

T2G 1A6

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GTE	NYSE American
Indicate by check mark
Toronto Stock Exchange
London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 9, 2026, Gran Tierra Energy Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to consider and act upon the following matters: (1) to approve the Share Sale and Purchase Agreement (the “Share Purchase Agreement”) among the Company, Gran Tierra Energy International Holdings GmbH, a company organized and existing under the laws of Switzerland, Maurel & Prom Andina S.A.S., a company organized and existing under the laws of France, and Établissements Maurel et Prom S.A., a company organized and existing under the laws of France, and the transactions contemplated thereby (the “Sale”), as such Sale may be considered to constitute the sale of substantially all of the Company’s property and assets within the meaning of Section 271 of the General Corporation Law of the State of Delaware (the “Sale Proposal”), (2) to approve, on an advisory (non-binding) basis, the compensation that may, under certain circumstances, be paid or provided by the Company to its named executive officers in connection with the Share Purchase Agreement and the Sale (the “Compensation Proposal”), and (3) to adjourn the Special Meeting, if necessary or appropriate, in order to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Sale Proposal (the “Adjournment Proposal”). The proposals are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 15, 2026 (the “Proxy Statement”), which is available on the U.S. Securities and Exchange Commission’s website at www.sec.gov.

As of September 14, 2026, the record date for the Special Meeting, 35,380,429 shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”) were issued and outstanding and entitled to vote at the Special Meeting. A total of 19,390,935 shares, or approximately 54.81% of the issued and outstanding shares of Common Stock entitled to vote, were present or represented by proxy at the Special Meeting, constituting a quorum.

The results of the stockholders’ votes are reported below:

	Shares Voted For	Shares Voted Against	Shares Abstaining	Broker Non-Votes
Sale Proposal	19,351,115	32,492	7,328	—
Compensation Proposal	9,557,007	9,658,068	175,860	—
Adjournment Proposal	19,304,196	62,742	23,997	—

Because there were sufficient votes at the time of the Special Meeting to approve the Sale Proposal, a vote on the Adjournment Proposal was not necessary. Consummation of the transactions contemplated by the Share Purchase Agreement is subject to the satisfaction of certain closing conditions, all as set forth in the Share Purchase Agreement and discussed in detail in the Proxy Statement. Assuming satisfaction or waiver of such closing conditions, the Company expects the closing of the Sale to occur by December 31, 2026.

Item 8.01.	Other Events.

Also on October 9, 2026, the Company issued a press release announcing that the Company’s stockholders had approved the Share Purchase Agreement and the transactions contemplated thereby, including the Sale, at the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated October 9, 2026.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026	GRAN TIERRA ENERGY INC.

	By:	/s/ Ryan Ellson
Name: Ryan Ellson
Title: Executive Vice President and Chief Financial Officer